CleanSpark to Add 5 EH/s and Increase 2024 Guidance With Acquisition of

Seven Additional Bitcoin Mining Facilities in Tennessee

Expected to add over 85 MW of immediately available capacity

LAS VEGAS, Sept. 11, 2024 -- CleanSpark Inc. (Nasdaq: CLSK), America's Bitcoin Miner® (the “Company”) today announced it has entered into definitive agreements to acquire seven bitcoin mining facilities and certain associated land in the Knoxville, Tennessee, area for total cash payments of $27.5 million, or approximately $324,000 per megawatt. This acquisition builds on the Company’s strategy of securing high-quality infrastructure opportunities at market-leading valuations.

The Company anticipates closing at each of the sites on or before September 25, 2024. The operating hashrate of the combined facilities is anticipated to result in 5 exahashes per second (EH/s) once the latest generation S21 pro miners are installed, increasing the Company’s current hashrate by over 22 percent. The miners required for this expansion have recently arrived and will be installed promptly upon the closing of each site. The seven sites total 85 MW and range in size from 10 MW to 20 MW.

“With the energization of our Dalton 4 campus last week, we’ve already surpassed 23 EH/s and expect more hashrate to come online this week from the energization of 50 MW of S21 pros in Sandersville. With this additional 5 EH/s expected to begin hashing over the coming weeks, we now expect to achieve 37 EH/s before the end of 2024. As we’ve previously discussed, our timing of the market on mining server purchases intentionally locked in low prices so that we could take advantage of opportunities like this and immediately fill acquired data center space. The GRIID acquisition, our recent closing in Wyoming, and now this new transaction represents the continued execution of our growth strategy. Tennessee has a similar political and energy environment to Georgia, where we’ve deployed nearly $1B of capital and operate nearly 500 MW,” said Zach Bradford, CEO. “Applying the same winning community-oriented strategy to The Volunteer State is our plan as we expand our presence in the region and continue showcasing how Bitcoin can benefit the local power grid and communities where we’re located.”

About CleanSpark
CleanSpark (Nasdaq: CLSK) is America's Bitcoin Miner®. We own and operate multiple data centers that primarily run on low-carbon power. Our infrastructure responsibly supports Bitcoin, the world's most important digital commodity and an essential tool for financial independence and inclusion. We cultivate trust and transparency among our employees and the communities we operate in. Visit our website at www.cleanspark.com.

Forward-Looking Statements
This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. In this press release, forward-looking statements include, but may not be limited to, statements regarding the Company's expectations, beliefs, plans, intentions, and strategies. In some cases, you can identify forward-looking statements by terms such as "may," "will," "should," "expects," "plans," "anticipates," "could," "intends," "targets," "projects," "contemplates," "believes," "estimates," "forecasts," "predicts," "potential" or "continue" or the negative of these terms or other similar expressions. The forward-looking statements are subject to a variety of known and unknown risks, uncertainties and other important factors that may cause our actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by the forward-looking statements, including, but not limited to: the timing and closing of the acquisitions in the Knoxville, Tennessee area; anticipated additions and targets to CleanSpark's hashrate and the timing thereof; the risk that the electrical power available to our facilities does not increase as expected; the success of its digital currency mining activities; the volatile and unpredictable cycles in the emerging and evolving industries in which we operate; increasing difficulty rates for bitcoin mining; bitcoin halving; new or additional governmental regulation; the anticipated delivery dates of new miners; the ability to successfully deploy new miners; the dependency on utility rate structures and government incentive programs; dependency on third-party power providers for expansion efforts; the expectations of future revenue growth may not be realized; and other risks described in the Company's prior press releases and in its filings with the Securities and Exchange Commission (SEC), including under the heading "Risk Factors" in the Company's Annual Report on Form 10-K for the fiscal year ended September 30, 2023, and any subsequent filings with the SEC. Forward-looking statements contained herein are made only as to the date of this press release, and we assume no obligation to update or revise any forward-looking statements as a result of any new information, changed circumstances or future events or otherwise, except as required by applicable law.

Investor Relations Contact
Brittany Moore
702-989-7693
ir@cleanspark.com

Media Contact
Eleni Stylianou
702-989-7694
pr@cleanspark.com